UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

IMMUDYNE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-184487	76-0238453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-351-5907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2018, the Company held a special meeting of shareholders (the “Special Meeting”). Greater than 50.01% of the shares of common stock outstanding and entitled to vote at the Special Meeting were present in person or by proxy, thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions
Approval of the authorization of the Company to change its name to Conversion Labs, Inc. (“Proposal 1”).	32,020,414	722,393	442,524
Approval authorizing the Company for a period of up to twelve months from the date of the Meeting, to adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split in a ratio up to 1 for 6, provided however, that the Board will only effect the Reverse Stock Split in connection with an application to list its Common Stock onto a national securities exchange (NYSE, NYSE American or NASDAQ) and if/ when such Reverse Stock Split is effected, the Company shall proportionately decrease the number of shares the Company is authorized to issue pursuant to the same ratio as the Reverse Split (“Proposal 2”).	28,574,983	3,858,196	752,152

On the basis of the above votes, (i) Proposal 1 was approved; and (ii) Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUDYNE, INC.
(Registrant)

Date: June 6, 2018	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer

2